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                                                                    Exhibit 4.13

                                 FLEET BANK - NH
                  FOURTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT
                               AND LOAN DOCUMENTS


         THIS FOURTH AMENDMENT (the "Amendment") made as of the 20th day of June, 1997, is by and among FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), and WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, WPI GROUP (U.K.), an unlimited company organized under the laws of England and Wales, and WPI OYSTER TERMINALS LIMITED, a corporation organized under the laws of England and Wales, all such entities having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (all of such entities are hereinafter referred to collectively as the "Borrowers").

                                R E C I T A L S:
                                ----------------

         WHEREAS, pursuant to a Commercial Loan Agreement dated October 24, 1995, as amended by First Amendment to Commercial Loan Agreement and Loan Documents dated March 20, 1996, Second Amendment to Commercial Loan Agreement and Loan Documents dated July 12 , 1996, and Third Amendment to Commercial Loan Agreement and Loan Documents dated February 27, 1997, by and among the Borrowers and the Bank (as amended, the "Loan Agreement") and certain Loan Documents as defined therein, the Bank has extended to the Borrowers a revolving line of credit loan in the principal amount of up to Thirty Million Dollars ($30,000,000.00) (the "Revolving Line of Credit Loan");

         WHEREAS, the Borrowers have requested, and the Bank has agreed to make, a Fifteen Million Dollar ($15,000,000.00) term loan to Borrowers to finance the acquisition by WPI Group, Inc. (the "Acquisition") of Husky Computers Limited, a corporation organized under the laws of England, Husky Computers, Inc., a Florida corporation, and Husky Computers GmbH, a corporation organized under the laws of Germany (individually and collectively, "Husky"), subject to the terms and conditions of the Loan Agreement, provided Husky, upon completion of the Acquisition becomes a Borrower under the Loan Agreement and the other Loan Documents, and the Borrowers pledge all of the shares of stock which each owns in the other to the Bank as collateral security for all Loans and other Obligations under the Loan Agreement and the other Loan Documents; and

         WHEREAS, to effect the foregoing, as well as to amend certain existing financial covenants contained in the Loan Agreement and insert an additional financial covenant respecting debt service coverage, the Bank and the Borrowers are entering into this Amendment. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.


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         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, the parties hereby agree as follows:

         1. ADDITION OF HUSKY AS BORROWER. The Borrowers and the Bank agree that, effective immediately upon the Acquisition, each of the Loan Agreement and the Loan Documents shall be amended to join and include Husky, jointly and severally, as a borrower thereunder, such that each reference to "Borrower" or "Borrowers" in the Loan Agreement and in each of the Loan Documents which shall thereupon mean and include each of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI Decisionkey, Inc., WPI UK Holding, Inc., WPI UK Holding II, Inc., WPI Oyster Terminal, Inc., WPI Oyster Terminals Limited, WPI Group (U.K.), Husky Computers Limited, Husky Computers, Inc., and Husky Computers GmbH, jointly and severally. Borrowers agree to take all such further actions and to execute all such further documents and instruments as are necessary, proper, or required to effect the provisions of this Section 1. Failure to so amend the Loan Agreement shall be an Event of Default under the Loan Agreement and the other Loan Documents.

         2. $15,000,000 TERM LOAN. The Bank agrees to make a Fifteen Million Dollar ($15,000,000.00) term loan ("Term Loan") to the Borrowers and New Borrower, to be evidenced by the term promissory note in form attached hereto as Exhibit A (the "Term Note"). Such Term Loan shall be deemed a Loan as defined in the Loan Agreement, shall be subject to the terms and conditions of the Loan Agreement, and shall be secured by a pledge of all of the capital stock of the Borrowers (other than WPI Group, Inc.). The Term Note shall be a Loan Document and Note as such terms are defined in the Loan Agreement. Furthermore, it is understood that the proceeds of the Term Loan shall be held in escrow until the Acquisition is consummated and all requisite governmental, London Stock Exchange and corporate approvals received. If the Acquisition is not consummated by September 30, 1997, and in any event if the decision is made prior to that date to unwind the Acquisition, the proceeds of the Term Loan shall be returned to the Bank, together with all accrued and unpaid interest, make whole payments and prepayment fees, and the obligation of the Bank to make the Term Loan terminated.

         3.       AMENDMENT OF LOAN AGREEMENT.

         (a) Section III. of Schedule A of the Loan Agreement shall be and hereby is amended by deleting Paragraph A thereof, and inserting in place thereof the following new Paragraph A:

         "A. BORROWER SHALL HAVE ON A CONSOLIDATED BASIS A NET WORTH (AS HEREINAFTER DEFINED) EQUAL TO AT LEAST EIGHTEEN MILLION DOLLARS ($18,000,000.00) AS AT SEPTEMBER 30, 1996 AND AT ALL TIMES THEREAFTER THROUGH SEPTEMBER 29, 1997, AND EQUAL TO LEAST TWENTY-ONE MILLION DOLLARS ($21,000,000.00) AS AT SEPTEMBER 30, 1997 AND AT ALL TIMES THEREAFTER THROUGH SEPTEMBER 29, 1998, AND. EQUAL TO LEAST TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) AS AT SEPTEMBER 30, 1998 AND AT ALL TIMES THEREAFTER. "NET WORTH " MEANS TOTAL ASSETS MINUS TOTAL LIABILITIES, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FROM BORROWER'S FINANCIAL STATEMENTS DELIVERED TO THE BANK IN ACCORDANCE WITH THE COVENANTS OF BORROWER HEREINABOVE (THE "FINANCIAL STATEMENTS")".

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         (b) Section III of Schedule A of the Loan Agreement shall be and hereby is further amended by deleting paragraph B thereof and inserting the following new Paragraph B:

         "B. BORROWER SHALL HAVE ON A CONSOLIDATED BASIS A RATIO OF FUNDED DEBT (AS HEREINAFTER DEFINED) TO EBITDA (AS HEREINAFTER DEFINED) OF NOT GREATER THAN (I) 3.0:1 AS AT MARCH 31, 1997; (II) 4.5.0:1 AS AT SEPTEMBER 30, 1997; AND (III) 3.0:1 AS AT SEPTEMBER 30, 1998 AND AS AT EACH FISCAL QUARTER END THEREAFTER. "FUNDED DEBT " MEANS THE AGGREGATE INTEREST BEARING INDEBTEDNESS OF THE BORROWER AS OF THE APPLICABLE DATE OF DETERMINATION, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FROM BORROWER'S FINANCIAL STATEMENTS. "EBITDA" MEANS EARNINGS FOR THE TWELVE-MONTH PERIOD ENDING ON THE APPLICABLE DATE OF DETERMINATION, BEFORE REDUCTION FOR INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION EXPENSE FOR SUCH PERIOD, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FROM BORROWER'S FINANCIAL STATEMENTS."

         (c) Section III of Schedule A of the Loan Agreement shall be and hereby is further amended by inserting the following new Paragraph C and re-lettering the succeeding paragraphs:

         "C. THE BORROWER SHALL MAINTAIN EBITDA OF NOT LESS THAN $3,500,000 FOR THE THREE (3) MONTHS ENDED DECEMBER 31, 1997; $7,500,000 FOR THE SIX
         (6) MONTHS ENDED MARCH 31, 1998; AND $11,500,000 FOR THE NINE (9) MONTHS ENDED JUNE 30, 1998, ALL AS SHOWN ON BORROWER'S FINANCIAL STATEMENTS."

         (d) Section III of Schedule A of the Loan Agreement, Paragraph D (formerly Paragraph C), shall be and hereby is amended by changing the minimum ratio of EBIT to Interest Expense from "2.0:1" to "3.0:1".

         (e) Section III of Schedule A of the Loan Agreement, Paragraph E (formerly Paragraph D), shall be and hereby is amended to read in its entirety as follows:

         "E. BORROWER SHALL NOT MAKE CAPITAL EXPENDITURES IN ANY FISCAL YEAR IN AN AGGREGATE AMOUNT EXCEEDING $2,500,000, COMMENCING WITH THE FISCAL YEAR ENDING SEPTEMBER 30, 1998."

         (f) Section III of Schedule A of the Loan Agreement shall be and hereby is further amended by inserting the following new Paragraph F and re-lettering the succeeding paragraph:

         "F. BORROWER SHALL HAVE A RATIO OF EBITDA TO DEBT SERVICE (AS HEREINAFTER DEFINED) OF NOT LESS THAN 2.0:1 AS OF EACH FISCAL QUARTER END OF BORROWER COMMENCING SEPTEMBER 30, 1997. AS USED HEREIN, "DEBT SERVICE" MEANS THE AGGREGATE INTEREST ON THE REVOLVING LINE OF CREDIT LOAN AND PRINCIPAL AND INTEREST ON ALL OTHER LOANS UNDER THE LOAN AGREEMENT DUE AND PAYABLE DURING THE TWELVE (12) MONTH PERIOD ENDING ON THE DATE OF DETERMINATION, ALL AS DETERMINED IN ACCORDANCE WITH GAAP FROM BORROWER'S FINANCIAL STATEMENTS."

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         4.       PLEDGE OF STOCK OF ALL SUBSIDIARIES. Each of the Borrowers
owning shares of stock in the other Borrowers shall pledge and grant to the Bank a security interest in all of such shares as collateral security for all obligations of the Borrowers respecting the Revolving Line of Credit Loan, the Term Loan and any other obligations under the Loan Agreement and the other Loan Documents.

         5. AMENDMENT OF OTHER LOAN DOCUMENTS. Each of the other Loan Documents, whether or not specifically referenced herein or hereby, shall be and hereby is amended to reflect the terms and conditions of this Amendment and to include within the scope of such Loan Documents and the description of loans and notes therein, the Term Loan.

         6. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers (including New Borrower) individually hereby makes, confirms, reasserts, and restates all of the representations and warranties of the Borrowers under the Loan Agreement and each of the Loan Documents, all as of the date hereof.

         7. AFFIRMATIVE COVENANTS. Each of the Borrowers (including New Borrower) individually hereby makes, confirms, reasserts, and restates all of the Affirmative Covenants of the Borrowers as set forth in the Loan Agreement and each of the Loan Documents, as amended hereby, all as of the date hereof.

         8. NEGATIVE COVENANTS. Each of the Borrowers (including New Borrower) individually hereby makes confirms, reasserts, and restates all of the Negative Covenants of the Borrowers as set forth in the Loan Agreement and each of the Loan Documents, all as of the date hereof.

         9. NO OTHER MODIFICATIONS. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Revolving Line of Credit Loan, the Loan Agreement and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

         10. COSTS AND EXPENSES OF BANK. The Borrowers and New Borrower agree to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment. Borrowers and New Borrower consent to Bank charging Borrowers' Revolving Line of Credit Loan account for all such costs, expenses and fees.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment all as of the date first set forth above.


                                        FLEET BANK - NH


                                        By: /s/ Mark L. Young
----------------------------------          ------------------------------------
Witness                                     Mark L. Young, Senior Vice President


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                                        BORROWERS:

                                        WPI GROUP, INC.,
                                        WPI POWER SYSTEMS, INC.,
                                        WPI MAGNETEC, INC.,
                                        WPI ELECTRONICS, INC.,
                                        WPI TERMIFLEX, INC.,
                                        WPI MICRO PALM, INC.,
                                        WPI MICRO PROCESSOR SYSTEMS,
                                         INC.,
                                        WPI DECISIONKEY, INC.,
                                        WPI GROUP (U.K.),
                                        WPI OYSTER TERMINALS LIMITED,
                                        WPI UK HOLDING, INC.,
                                        WPI UK HOLDING II, INC., and
                                        WPI OYSTER TERMINALS, INC.,


                                        By: /s/ Michael Foster
----------------------------------          ------------------------------------
Witness                                     Michael Foster, for, on behalf of,
                                            and as Duly Authorized Officer or
                                            Agent of each of the above-named
                                            entities



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                     RSA 399-B STATEMENT OF FINANCE CHARGES
                     --------------------------------------


         In connection with the $15,000,000 term loan transaction consummated on this 20th day of June, 1997, by and between FLEET BANK - NH, a New Hampshire bank with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 ("Bank") and WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, WPI GROUP (U.K.), an unlimited company organized under the laws of England and Wales, and WPI OYSTER TERMINALS LIMITED, a corporation organized under the laws of England and Wales, all such entities having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (all of such entities are hereinafter referred to individually and collectively as the "Borrower"), pursuant to the Commercial Loan Agreement dated October 24, 1995, as amended to date, among the Bank and the Borrower (the "Loan Agreement"), the Borrower is hereby informed and advised pursuant to New Hampshire RSA 399-B that Borrower shall be liable for and shall pay the following charges (all capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement):

         1. INTEREST. Interest is payable on the outstanding principal balance of the Term Loan in the amount of Fifteen Million Dollars ($15,000,000.00) (the "Loan") at the one-month LIBOR Rate plus 162.5 basis points.

         2. CLOSING COSTS AND EXPENSES. The Borrower shall pay the Bank's legal counsel fees and expenses of $3,500 (estimate) in connection with the amendment of the Loan on the date hereof.

         3. BANK FEES. The Borrower shall pay the Bank a fee of $25,000 at closing.

         4. LATE CHARGES. In the event any installment of principal or interest on the Loan is not paid when due, the Bank may assess a late payment charge of five percent (5%) of the amount of principal and/or interest which is more than ten (10) days overdue.

         5. DEFAULT RATE. If an Event of Default occurs under the Loan, the Borrower shall pay interest on all amounts outstanding at the contract rate of the Loan, plus an additional five percent (5%) per annum.

         The Borrower hereby acknowledges receipt of a copy of this Statement at or before the loan closing of even date, and confirms that this transaction is a commercial loan not subject to federal truth-in-lending laws and regulations, including without limitation, the Real Estate Settlement Procedures Act and Regulation Z.


Disclosed by Bank and acknowledged by Borrower this 20th day of June, 1997.

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WITNESSES:                              BORROWER:

                                        WPI GROUP, INC.,
                                        WPI POWER SYSTEMS, INC.,
                                        WPI MAGNETEC, INC.,
                                        WPI ELECTRONICS, INC.,
                                        WPI TERMIFLEX, INC.,
                                        WPI MICRO PALM, INC.,
                                        WPI MICRO PROCESSOR SYSTEMS, INC., WPI
                                        DECISIONKEY, INC.,
                                        WPI GROUP (U.K.),
                                        WPI OYSTER TERMINALS
                                        LIMITED, WPI UK
                                        HOLDING, INC., WPI
                                        UK HOLDING II, INC.,
                                        and WPI OYSTER
                                        TERMINALS, INC.


                                        By: /s/ Michael Foster
----------------------------------          ------------------------------------
Witness                                     Michael Foster, for, on behalf of,
                                            and as Duly Authorized Officer or
                                            Agent of each of the above-named
                                            entities